EXHIBIT 4.1

SUPPLEMENTAL INDENTURE

This SUPPLEMENTAL INDENTURE, dated as of November 30, 2020  (this “Supplemental Indenture”) is among (i) Transocean Inc., (the “Company”), (ii) Transocean Asset Holdings 1 Limited, a Cayman Islands exempted company (“Transocean Asset Holdings 1”), Transocean Asset Holdings 2 Limited, a Cayman Islands exempted company (“Transocean Asset Holdings 2”), and Transocean Asset Holdings 3 Limited, a Cayman Islands exempted company (“Transocean Asset Holdings 3”) (collectively, the “Additional Guarantors” and each, an “Additional Guarantor”), each of which is an indirect subsidiary of Transocean Inc., (iii) each of the other existing Guarantors (as defined in the Indenture referred to below) and (iv) Wells Fargo Bank, National Association, as Trustee.

RECITALS

WHEREAS, the Company, the Guarantors and the Trustee entered into an Indenture, dated as of September 11, 2020 (as heretofore amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Company’s 11.50% Senior Guaranteed Notes due 2027 (the “Securities”);

WHEREAS, on the date hereof, in accordance with Section 11.03 of the Indenture, Transocean Mid Holdings 1 Limited (“Transocean Mid Holdings 1”), Transocean Mid Holdings 2 Limited (“Transocean Mid Holdings 2”) and Transocean Mid Holdings 3 Limited (“Transocean Mid Holdings 3”) merged with and into Transocean Holdings 1 Limited (“Transocean Holdings 1”), Transocean Holdings 2 Limited (“Transocean Holdings 2”) and Transocean Holdings 3 Limited (“Transocean Holdings 3” and, collectively with Transocean Holdings 1 and Transocean Holdings 2, the “Successor Subsidiary Guarantors”), respectively, with Transocean Holdings 1, Transocean Holdings 2 and Transocean Holdings 3 as the respective surviving entities of such mergers;

WHEREAS, Section 11.03 of the Indenture provides that in the case of a merger of a Subsidiary Guarantor under certain circumstances such Subsidiary Guarantor’s Securities Guarantee must be expressly assumed by the surviving entity of such merger;

WHEREAS, the Indenture provides that under certain circumstances each Additional Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Additional Guarantor shall become a Subsidiary Guarantor (as defined in the Indenture); and

WHEREAS, Section 10.01(4) of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture in order to add Securities Guarantees with respect to the Securities or to secure the Securities without the consent of the Holders of the Securities;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Additional Guarantors, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Securities as follows:

Section 1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture.

Section 2. Relation to Indenture. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 3. Effectiveness of Supplemental Indenture. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Additional Guarantors, the Guarantors and the Trustee.

Section 4. Agreement to Guarantee. In accordance with Section 11.03 of the Indenture, each of Transocean Holdings 1, Transocean Holdings 2 and Transocean Holdings 3, as successor to Transocean Mid Holdings 1, Transocean Mid Holdings 2 and Transocean Mid Holdings 3, respectively, hereby expressly assumes such Subsidiary Guarantor’s obligations under its Securities Guarantee. Further, each Successor Subsidiary Guarantor and Additional Guarantor hereby agrees to, and by its execution of this Supplemental Indenture hereby does, become a party to the Indenture as a Subsidiary Guarantor and as such shall have all of the rights and is bound by the provisions of the Indenture applicable to Subsidiary Guarantors to the extent provided for and subject to the limitations therein, including Article 11 thereof.  Each Successor Subsidiary Guarantor and Additional Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, on a senior basis to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture with respect to the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture with respect to the Securities.

Section 5. Ratification of Obligations. Except as specifically modified herein, the Indenture and the Securities are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.

Section 6. The Trustee. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement. Signature of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) for this Supplemental Indenture shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[Signatures on following pages]

COMPANY:

TRANSOCEAN INC.

By:	/s/Colin Berryman
Name: Colin Berryman
Title: President

ADDITIONAL GUARANTORS:

TRANSOCEAN ASSET HOLDINGS 1 LIMITED

By:	/s/Colin Berryman
Name: Colin Berryman
Title: President

TRANSOCEAN ASSET HOLDINGS 2 LIMITED

By:	/s/Colin Berryman
Name: Colin Berryman
Title: President

TRANSOCEAN ASSET HOLDINGS 3 LIMITED

By:	/s/Colin Berryman
Name: Colin Berryman
Title: President

[Signature Page to 2027 SPG Notes Supplemental Indenture]

GUARANTORS:

TRANSOCEAN LTD.

By:	/s/Sandro Thoma
Name: Sandro Thoma
Title: Corporate Secretary

TRANSOCEAN HOLDINGS 1 LIMITED (as successor to Transocean Mid Holdings 1 Limited)

By:	/s/Colin Berryman
Name: Colin Berryman
Title: President

TRANSOCEAN HOLDINGS 2 LIMITED (as successor to Transocean Mid Holdings 2 Limited)

By:	/s/Colin Berryman
Name: Colin Berryman
Title: President

TRANSOCEAN HOLDINGS 3 LIMITED (as successor to Transocean Mid Holdings 3 Limited)

By:	/s/Colin Berryman
Name: Colin Berryman
Title: President

[Signature Page to 2027 SPG Notes Supplemental Indenture]

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/Patrick Giordano
Name:	Patrick Giordano
Title:	Vice President

[Signature Page to 2027 SPG Notes Supplemental Indenture]